UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 7, 2016

JAMES RIVER GROUP HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36777	98-0585280
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	+1-441-278-4580

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 7, 2016, James River Group Holdings, Ltd. (the “Company”) and JRG Reinsurance Company, Ltd. (“JRG Re”), a wholly-owned subsidiary of the Company, entered into an Amended and Restated Credit Agreement (the “Amended and Restated Agreement”) with KeyBank National Association (“KeyBank”), as Administrative Agent and Letter of Credit Issuer, KeyBank, SunTrust Robinson Humphrey, Inc. (“SunTrust”) as Joint Book Runners, KeyBank, SunTrust and BMO Capital Markets Corp., as Joint Lead Arrangers, Bank of Montreal and SunTrust Bank as Co-Syndication Agents, and the lender parties thereto. The Amended and Restated Agreement amended and restated that certain Credit Agreement, dated as of June 5, 2013, as amended (the “Original Credit Agreement”), governing the Company’s senior revolving credit facility.

The Company’s senior revolving credit facility includes a $102.5 million secured revolving facility that is available to issue letters of credit and is secured by the Company’s investment securities. The senior revolving credit facility also includes a $112.5 million unsecured revolving facility that is available for general corporate purposes.

The Amended and Restated Agreement extends the maturity date of the Company’s senior revolving credit facility from September 24, 2019 to December 7, 2021. It also reduces the interest rate applicable to borrowings under the unsecured revolving facility such that the current LIBOR margin decreased from LIBOR + 2.00% to LIBOR + 1.625%, and additionally, eliminates certain financial covenants pertaining to capital ratio, minimum capital requirements and fixed charge coverage ratio and makes certain other negative covenants less restrictive.

Other than as described in the above paragraph, the Amended and Restated Agreement substantially restates the Original Credit Agreement, including representations and warranties, financial and other covenants and events of default.

A copy of the Amended and Restated Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Amended and Restated Agreement in this report is qualified in its entirety by the terms of the Amended and Restated Agreement.

Item 9.01.	Financial Statements and Exhibits.

10.1	Amended and Restated Credit Agreement, dated as of December 7, 2016 by and among James River Group Holdings, Ltd. JRG Reinsurance Company, Ltd., KeyBank National Association, as Administrative Agent and Letter of Credit Issuer, KeyBank National Association, SunTrust Robinson Humphrey, Inc. as Joint Book Runners, KeyBank National Association, SunTrust Robinson Humphrey, Inc. and BMO Capital Markets Corp., as Joint Lead Arrangers and Bank of Montreal and SunTrust Bank as Co-syndication Agents

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

James River Group Holdings, Ltd.

Dated: December 9, 2016	By:	/s/ Gregg T. Davis
Gregg T. Davis
Chief Financial Officer

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Exhibits

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of December 7, 2016 by and among James River Group Holdings, Ltd. JRG Reinsurance Company, Ltd., KeyBank National Association, as Administrative Agent and Letter of Credit Issuer, KeyBank National Association, SunTrust Robinson Humphrey, Inc. as Joint Book Runners, KeyBank National Association, SunTrust Robinson Humphrey, Inc. and BMO Capital Markets Corp., as Joint Lead Arrangers and Bank of Montreal and SunTrust Bank as Co-syndication Agents

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